UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 27, 2006

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 27, 2006, The Shaw Group Inc. (the "Company") appointed J. M. Bernhard, Jr., Chairman and Chief Executive Officer of the Company, to the additional position of President of the Company. Mr. Bernhard had assumed the responsibilities of President on November 17, 2006, the effective date of T. A. Barfield, Jr.’s resignation as President to pursue other interests, as previously disclosed in a Current Report on Form 8-K filed on November 14, 2006. Mr. Bernhard and the Company are parties to an Employment Agreement dated as of April 10, 2001, which is incorporated in this Current Report on Form 8-K by reference to Exhibit 10.7 of the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2001.

Mr. Bernhard recently proposed to reduce, from ten (10) to three (3) years, the term of his Employment Agreement, as more fully discussed in the Company’s Current Report on Form 8-K filed on November 21, 2006, and incorporated herein by reference; and on November 27, 2006, the Company’s Board of Directors agreed to accept the proposal. The Company and Mr. Bernhard are now in the process of drafting an amendment to the Employment Agreement to reflect the reduced term, and expect that the amendment will be completed, executed and filed with a Current Report on Form 8-K under Item 5.02 by the end of calendar year 2006.

Item 8.01 Other Events.

On November 27, 2006, the Company changed the title of executive officer, Gary P. Graphia, from Secretary and General Counsel of the Company to Executive Vice President, Secretary and Chief Legal Officer of the Company. Mr. Graphia and the Company are parties to an Employment Agreement dated October 14, 2005, which is incorporated in this Current Report on Form 8-K by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 14, 2005.

On November 27, 2006, the Compensation Committee of the Board of Directors and the full Board of Directors of the Company approved an increase, from two (2) to three (3) years, in the term of the Employment Agreement dated as of July 7, 2005, with Ebrahim Fatemizadeh, President of the Energy & Chemicals Division of the Company, which is incorporated in this Current Report on Form 8-K by reference to the designated Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2005. The Company and Mr. Fatemizadeh believe that the three (3) year term is commensurate with employment terms of other executives with the Company and with competitors of the Company and will provide meaningful incentive for Mr. Fatemizadeh to remain with the Company.

The Company and Mr. Fatemizadeh are in the process of drafting the specific terms of an amendment to the Employment Agreement to reflect the increased term and certain other non-material changes, and expect that the amendment will be completed, executed and filed with a Current Report on Form 8-K by the end of calendar year 2006 or shortly thereafter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

November 28, 2006	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Executive Vice President, Secretary and Chief Legal Officer